UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018 (August 13, 2018)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 1.02.          Termination of a Material Definitive Agreement.

On August 13, 2018, Molina Healthcare, Inc. (the “Company”) terminated the aggregate commitments under that certain Bridge Credit Agreement, dated as of January 2, 2018 (the “Bridge Credit Agreement”), with SunTrust Bank, Barclays Bank PLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A., and Morgan Stanley Senior Funding, Inc., as Lenders, and SunTrust Bank, as Administrative Agent.

The Bridge Credit Agreement provided for a 364-day unsecured senior bridge facility in an aggregate principal amount of up to $550.0 million to be used to (i) satisfy conversions of the Company’s 1.125% Cash Convertible Senior Notes due 2020 (the “1.125% Notes”), (ii) satisfy and/or refinance indebtedness incurred to satisfy conversions of the 1.125% Notes, (iii) repay or refinance the Company’s existing revolving credit facility, and (iv) pay fees and expenses in connection with the foregoing (collectively,  “Funding Purposes”).  Subject to the satisfaction of certain conditions, the remaining amount of any borrowings was available to be used for general corporate purposes.

No amounts were borrowed by the Company pursuant to the Bridge Credit Agreement and no early termination fees or penalties are payable by the Company as a result of its termination of the Bridge Credit Agreement.  The decision to terminate the Bridge Credit Agreement was based primarily on the Company’s determination that it no longer required the bridge credit facility to satisfy the Funding Purposes.

Some of the lenders under the Bridge Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, and are currently providing, investment banking, underwriting, lending, commercial banking, and other advisory services to the Company and its subsidiaries. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services.

A full description of the Bridge Credit Agreement is set forth under Item 1.01 on Form 8-K filed by the Company with the Securities and Exchange Commission on January 2, 2018, which description is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	August 13, 2018	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary